UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2005

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2005, The PMI Group, Inc. ("PMI") entered into the First Amendment to the Option Agreement and Contingent Payment Agreement (the "First Amendment") with Credit Suisse First Boston (USA), Inc. ("CSFB"), SPS Holding Corp. ("SPS"), FSA Portfolio Management Inc. ("FSA"), Greenrange Partners LLC ("Greenrange") and Select Portfolio Servicing, Inc. The First Amendment modified, among other things, the terms upon which PMI, FSA and Greenrange will indemnify CSFB for certain liabilities that SPS may incur for specified regulatory actions.

The parties completed the sale of all of the outstanding stock of SPS to CSFB on October 4, 2005. Under the terms of the transaction, PMI received an initial cash payment of approximately $95 million for its holdings in SPS. The Contingent Payment Agreement generally provides that PMI will receive additional monthly cash payments through the first quarter of 2008 from a residual interest in mortgage servicing assets that had an estimated book value at closing of approximately $21 million. Under the terms of the Option Agreement, PMI, FSA and Greenrange will indemnify CSFB for certain liabilities relating to SPS's operations, including litigation and regulatory actions, and this indemnification obligation may potentially reduce the proceeds that PMI receives from the sale. The Option Agreement, as amended by the First Amendment, provides that PMI's maximum indemnification obligation for SPS's operations will not exceed approximately $21 million.

Simultaneously with the sale, PMI received repayment of the outstanding balance on its related party receivable from SPS in the amount of approximately $5 million.

A copy of the First Amendment has been filed as an exhibit to this Form 8-K and copies of the Option Agreement and the Contingent Payment Agreement were filed as exhibits to a Form 8-K filed by PMI on August 16, 2005. For additional information about this transaction, and PMI's relationship with SPS and Select Portfolio Servicing, Inc., please see PMI’s Annual Report on Form 10-K for the year ended December 31, 2004, PMI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and PMI's Current Report on Form 8-K filed with the SEC on August 16, 2005.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the information set forth above under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amendment dated as of October 4, 2005 to the Option Agreement and the Contingent Payment Agreement each dated as of August 12, 2005 among Credit Suisse First Boston (USA), Inc., The PMI Group, Inc., SPS Holding Corp., Select Portfolio Servicing, Inc., FSA Portfolio Management Inc. and Greenrange Partners LLC.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

October 10, 2005	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

The PMI Group, Inc.

October 10, 2005	By:	Thomas H. Jeter

Name: Thomas H. Jeter
Title: Vice President and Corporate Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Option Agreement and Contingent Payment Agreement